Exhibit 10.28

ABIOMED, Inc.

NONDISCLOSURE AND NON COMPETITION AGREEMENT

AGREEMENT made as of the _____ day of ______2017, by and between ABIOMED, Inc., a Delaware Corporation with offices at 22 Cherry Hill Drive, Danvers, Massachusetts ("ABIOMED"), and                                 ______________ (the "Employee") of                                  (Address).  For purposes of this Agreement, unless the context otherwise requires, the term ABIOMED, shall include ABIOMED and each of its subsidiaries.

RECITALS

The Employee desires to be employed by ABIOMED and ABIOMED desires to employ the Employee in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Loyalty and Best Efforts.  The Employee agrees that he/she shall be a full-time employee, devoting his/her entire time, undivided loyalty and best efforts to the business of ABIOMED.  The Employee shall not during the term of his/her employment be engaged in any other occupation, professional or business activity.  As a representative of ABIOMED, the Employee further agrees to always conduct himself in accordance with the highest ethical and moral standards during both working and non-working hours.  Attached to this Agreement as Appendix A is ABIOMED's "Conflicts of Interest Policy".  By executing this Agreement, the Employee represents and warrants that he/she has reviewed carefully the Policy and Guidelines and agrees to abide by the Policy and Guidelines, as they may be updated and modified by ABIOMED from time to time.

2.

Employment-At-Will.   The Employee agrees that his/her employment with ABIOMED is on an “at-will” basis, which means that either ABIOMED or the Employee may terminate the Employee’s employment at any time, for any or no reason, with or without notice.   Nothing in this Agreement shall be construed to the contrary.

3.	Protection of Proprietary Information.

a.

ABIOMED has developed or acquired materials and information (whether or not reduced to writing, patentable or protectable by copyright) relating to ABIOMED's operating procedures, products, methods, service techniques, engineering and manufacturing data machines, devices, apparatus, "know-how", formulae, software, processes, plans, designs, specifications, trade secrets, company data regarding costs, profits, markets and sales, customer lists, plans for present and future research, development and marketing, and other proprietary information not available to the public (collectively "Proprietary Information") which gives it a special competence in its various fields of endeavor, all of which have been acquired at considerable expense to ABIOMED.

b.

The Employee recognizes that ABIOMED is engaged in a continuous program of research and development of such Proprietary Information.  The Employee understands that as part of his/her employment he/she is expected to make contributions of value to ABIOMED, including the development of Proprietary Information.  He acknowledges that his/her employment creates a relationship of confidence and trust between him/herself and ABIOMED with respect to information of a confidential nature which is discovered, made known to, or learned by him/her during the period of his/her employment, including Proprietary Information.

c.

The Employee agrees to promptly disclose to ABIOMED all inventions conceived or put to practice while employed at ABIOMED, regardless of whether the development of the invention was funded by ABIOMED or by an external entity, government or private.

d.

The Employee will not without the express authorization from an authorized ABIOMED officer, during or after the term of his/her employment, disclose any Proprietary Information, or anything relating to it, to any person other than authorized ABIOMED personnel.  Nor shall the Employee use any such information for his/her personal benefit or disclose or use for his/her personal benefit any information furnished by a third party to ABIOMED in confidence.

e.

The Employee agrees that in the event of the termination of his/her employment for any reason, he/she will deliver to ABIOMED and shall not take with him/her, all documents and materials of any nature pertaining to any Proprietary Information.  Employee shall execute a certificate in the form of Appendix B, at the time of termination of employment confirming compliance with the requirements of this Section and other provisions of this Agreement relating to the treatment of Proprietary Information.

f.	The Employee acknowledges that he/she has received and read the Notice of Immunity that is attached as Appendix C. Appendix C is made a part of this Agreement by reference.

4.	Assignment of Proprietary Information.

a.

The Employee agrees that he/she will promptly disclose to ABIOMED, or its assigns, all discoveries, processes, software, formulae, data, know-how and techniques, whether or not patentable or protectable by copyright, made or conceived, first reduced to practice, or learned by him/her, either alone or jointly with others, during the period of his/her employment which (i) relate to or are useful in the business of ABIOMED, or (ii) are conceived, made or worked on at the expense of, or during the Employee's normal working hours for, ABIOMED or using any resources or materials of ABIOMED, or (iii) arise out of tasks assigned to him/her by ABIOMED, or (iv) are within the scope of his/her employment by ABIOMED (collectively, "Proprietary Inventions").

b.

All Proprietary Inventions shall be the sole property of ABIOMED and its assigns, and ABIOMED and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith.  In consideration of his/her employment by ABIOMED and regardless of any change in the Employee's salary or the nature of the Employee's employment, the Employee hereby assigns to ABIOMED, or its assigns, the Employee's entire right, title and interest in and to any and all Proprietary Inventions.

c.

The Employee, at the expense of ABIOMED, agrees to assist ABIOMED and its assigns in every proper way to obtain and enforce patents, copyrights and other intellectual property rights on Proprietary Inventions in any and all countries.  To that end, the employee agrees to execute all papers, and perform all acts necessary to make this Agreement effective as to any particular Proprietary Inventions, application for letters patent, and other rights and interests of ABIOMED or its assigns, including the giving of testimony without expense to the Employee and without further compensation except as provided for in accordance with ABIOMED's "Patent Awards Policy" as it may be amended from time to time, a copy of which is attached hereto as Appendix D and made a part of this Agreement by reference.  The obligations of the Employee under this paragraph (c) shall continue beyond the termination of his/her employment with ABIOMED.

d.

As a matter of record, and in order to avoid disputes over the application of Sections 5 and 6, the Employee has attached to this Agreement, as Appendix E, a complete list of all inventions made, conceived, or first reduced to practice by Employee, alone or jointly with others, prior to his/her employment with ABIOMED, that are not described in a publication or patent application in existence on the date of this Agreement, and that the Employee desires, and ABIOMED agrees to exclude from the effect of this Agreement.  If no such list is attached to this Agreement, he/she represents that he/she has no such inventions and improvements at the time of signing this Agreement.

e.

If any application for any United States or foreign patent, copyright or other intellectual property rights related to or useful in the business of ABIOMED shall be filed by or for the Employee within a period of one (1) year after the termination of his/her employment, the subject matter covered thereby shall be presumed to have been conceived during his employment with ABIOMED.

5.	Covenant Not to Compete.

a.

Noncompetition.  The Employee recognizes that ABIOMED is engaged in the research, development, manufacturing and marketing of proprietary products in the United States and throughout the world, and that it is of utmost importance to ABIOMED to maintain the confidentiality of its Proprietary Information and preserve the good-will of its business.  In order to safeguard that Proprietary Information and good-will, the Employee understands that it is a condition of his/her employment not to compete with ABIOMED, in the United States or any other country, for a period of time following the termination of his/her employment, as set forth in further detail below.

b.

The Employee agrees that for a period of two (2) years following the termination of his/her employment, he/she will not directly, for his/her own account or for any other person, as agent, employee, officer, director, trustee, consultant, owner, partner, or shareholder, or any other capacity:

i.	hire or attempt to hire or assist any other person in hiring or attempting to hire any employee of ABIOMED; or
ii.

encourage or assist any other person in encouraging any director, officer, employee, agent, consultant or any other person affiliated with ABIOMED to terminate or alter his/her or its relationship with ABIOMED; or

iii.	encourage or assist any other person in encouraging any customer or supplier of ABIOMED to terminate or alter its relationship with ABIOMED; or
iv.

sell or market or assist any other person in selling or marketing any product or service that competes, directly or indirectly with any product or service manufactured, sold or under development by ABIOMED at the time the Employee's employment with ABIOMED is terminated(to include ABIOMED’s service of providing specialized clinical education and training to healthcare professionals in the interventional cardiology space); or

v.

research, develop or manufacture or assist any other person in researching, developing or manufacturing any product or service that competes with any product or service conceived, manufactured, sold or under development by ABIOMED at the time the Employee's employment with ABIOMED is terminated.

c.

In order to assure that the Employee does not breach any of the foregoing provisions, the Employee agrees that for a period of two (2) years following the termination of his/her Employment he will not accept employment with, advise, provide consulting services to or acquire any interest in (other than an investment interest of less than 5% of the total outstanding shares of a publicly traded company) any business that directly or indirectly competes with any product or service conceived, manufactured, sold or under development by ABIOMED without first obtaining the written consent of ABIOMED.  Such businesses include, but are not necessarily limited to, MAQUET Cardiovascular, LLC (The Getinge Group), Abbott Laboratories and all its subsidiaries and affiliates, including but not limited to St. Jude Medical, Inc. (a wholly owned subsidiary of Abbott Laboratories), Thoratec Corporation (a wholly owned subsidiary of St. Jude), LivaNova Plc and Cardiac Assist Inc. (sometimes doing business as TandemLife) and Edwards Life Sciences.  ABIOMED shall be permitted to withhold such consent in its sole discretion, unless the Employee and the prospective employer are able to provide ABIOMED with assurances reasonably satisfactory to ABIOMED in its sole discretion that the Employee will not be assisting the prospective employer in any of the prohibited endeavors listed in paragraph (b) above.

d.

The Employee has carefully read and considered the restrictions in this Section 7 and agrees that the restrictions are fair and reasonable and are reasonably required for the protection of the interests of ABIOMED.

6.

Conflicting Agreements.  The Employee represents and warrants that he/she is free to enter into this Agreement, that the Employee has not made and will not make any agreements (oral or in writing) in conflict with this Agreement, and will not disclose to ABIOMED, not use for ABIOMED's benefit, any trade secrets or confidential information that is the property of any other party now or hereafter in the Employee's possession.  The Employee represents that he/she has provided to ABIOMED, copies of all employment, proprietary information and other similar agreements to which he/she is a party that are currently in effect.

7.

Remedies. In order to avoid irreparable injury to ABIOMED, in the event of any breach or threatened breach by the Employee of the provisions of this Agreement, ABIOMED shall be entitled to an injunction restraining such breach.  Nothing herein shall be construed as prohibiting ABIOMED from pursuing any other remedies available to ABIOMED for such breach or threatened breach, including the recovery of damages from the Employee.  The Employee agrees that in the event that he/she breaches his/her duty of loyalty to Company or any of his/her covenants in Sections 5 through 7, in addition to any and all other remedies which ABIOMED may have available to it, ABIOMED will be entitled, at its election, to recover from the Employee (i) the value of anything belonging to ABIOMED which the Employee uses in breach of such duty, or (ii) any benefit which the Employee receives as a result of his/her breach, or its proceeds, and ABIOMED shall also be entitled to recover from the Employee the amount of damages thereby caused.  In the event of termination of the Employee's employment for breach of any of the covenants under this Agreement, Employee agrees that he shall thereby forfeit all rights granted to him under any stock option, profit participation, bonus or deferred compensation arrangement of ABIOMED then existing in which he/she participates, to the extent permitted by law.

8.

Notices.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and hand delivered or if sent by registered mail to his/her last known residence in case of the EMPLOYEE and to its principal place of business in the case of ABIOMED.

9.

Independence of Employee's Covenants. The covenants on the part of EMPLOYEE to be performed under this Agreement shall be construed as agreements independent of any other provisions of this Agreement, and the existence of any claims or cause of action of EMPLOYEE against ABIOMED, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ABIOMED or its assigns of any of the Employee's covenants hereunder.

10.

Waiver.  The failure of ABIOMED to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver of relinquishment of such power or right at any other time or times.

11.

Severability.  The invalidity or unenforceability of any provision hereof shall in no way effect the validity of enforceability of any other provision.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.

12.

Benefit.  Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon ABIOMED, its successors and assigns, and the Employee, his/her heirs, executors, administrators, and legal representatives, provided that the obligations of the Employee hereunder may not be delegated.

13.

Construction.  For purposes of this Agreement, unless the context otherwise requires, the term "person", shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust company, trust, unincorporated organization, government agency or entity or any subdivision thereof, or any other entity.

14.

Governing Law:  Consent to Jurisdiction.  This Agreement shall be construed as a Massachusetts contract under seal and shall be interpreted in accordance with the internal laws of the Commonwealth of Massachusetts. The Employee hereby agrees to the jurisdiction of the courts in the Commonwealth of Massachusetts and waives any objection based upon forum non conveniens with respect to any action instituted concerning any dispute arising in connection with this Agreement or the employment of the Employee by ABIOMED.   ABIOMED shall have the right to bring any action or proceeding against the Employee in the courts of any other jurisdiction ABIOMED reasonably deems necessary to rely on its rights under this Agreement.

15.	Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the parties.

IN WITNESS WHEREOF, this Agreement has been executed under seal on the date and year first above written.

Employee:	ABIOMED, Inc.:
Signature: ______________________________	Signature: ______________________________
Name (Printed): _________________________	Name (Printed): _________________________
Date:	Date:

APPENDIX A

ABIOMED, Inc.

CONFLICT OF INTEREST POLICY

GENERAL:

Each employee of ABIOMED is expected to act in the best interest of ABIOMED and to refrain from placing himself or herself in the position that could produce a conflict between his or her interest and the interests of ABIOMED or any employee benefit plan or trust funded by ABIOMED.  It is the duty of all employees to act in good faith at all times and not to utilize their employment for private personal advantage.

This policy, while not covering every conceivable area of conflict of interest, is intended to review and restate certain broad ethically sound principles of conduct that are to be used as guidelines whenever a question may arise.  ABIOMED's "Guidelines of Company Principles and Practices," and the ABIOMED Code of Conduct and Compliance Policy are made herein part of the Schedule by reference.

As used herein, the term ABIOMED shall mean ABIOMED, Inc. and its affiliates, the ABIOMED Limited Partnership, and any employee benefit plan or trust funded by ABIOMED.  The term "member of immediate family" shall mean the employee's spouse and a relative of the employee or of his or her spouse living in the employee's household.  A person, firm, or corporation which acts for or represent a supplier of goods and services in the sale of such goods and services to ABIOMED shall also be deemed to be doing business with ABIOMED.

POLICY GUIDELINES:

1.

No official or employee of ABIOMED may serve as an officer, employee, or director of or consultant to any business entity which does business with or is competitive with ABIOMED, unless prior approval is obtained from the President of ABIOMED.

2.

No official or employee of ABIOMED or member of his or her immediate family may accept, directly or indirectly, from any person, firm, or corporation doing business with ABIOMED, any money, loans (except loans from banks or other lending institutions in the normal course of their business) or any gift or gratuity, favor or service, which might conceivably tend to induce him or her to violate his or her duties to ABIOMED.  The foregoing is not intended to prohibit the acceptance of promotional or advertising items marked with the name of the donor, or items distributed by donors to all of their customers.

3.

No official or employee of ABIOMED or member of his or her immediate family may have any direct or indirect interest in any business entity doing business with ABIOMED or in any business in which ABIOMED may hereafter become engaged if such interest represents a substantial proportion of such business entity.  In any case where a direct or indirect interest in any such business entity exists, the same must be disclosed to, and approved in writing by the President of ABIOMED.  There shall be excluded from the foregoing prohibition any direct or indirect interest in any corporation (a) which is publicly owned; and (b) whose securities are actively traded on any stock exchange or on any over-the-counter market; and (c) in which such officer or employee and members of his or her immediate family own less that 1% of the outstanding shares of each class of equity securities.

4.	No official or employee of ABIOMED may utilize the services of any person employed by ABIOMED for improvement or maintenance of his or her property on Company time.

5.	No ABIOMED products or property shall be sold by ABIOMED to any person employed by ABIOMED except through channels and pursuant to policies authorized by the CEO of ABIOMED.

APPENDIX B

ABIOMED, Inc.

ACKNOWLEDGMENT UPON TERMINATION OF EMPLOYMENT

I have re-read and understand my obligations under Paragraph 9 of my Nondisclosure and Non Competition Agreement with ABIOMED, Inc. and will abide therewith.

DEFINITIONS.  The following definitions shall form an integral part of this Acknowledgment.

ABIOMED. ABIOMED, Inc., and except where context otherwise requires, its affiliates.

Affiliate.  Means any business entity controlled by, controlling or under common control with ABIOMED, other than ABIOMED Limited Partnership.

Trade Secrets.  Concepts, devices, designs, developments, disclosures, discoveries, formulae for chemical compounds, ideas, improvements, inventions, know-how, materials, formulations, methods, processes, research and development projects and results, specifications, systems, technical data, and any other technical information concerning the identity of actual or prospective customers or suppliers, business and marketing plans and strategies, all whether written or unwritten, and whether patentable or not.

Related Materials.  Any and all documentation, memoranda, notebooks, photos, sketches, prints, drawings, research materials, charts, graphs, machinery, prototypes, tools, written material, and plans.

Partnership.  ABIOMED Limited Partnership, a Massachusetts limited partnership.

Proprietary Information.  All Trade Secrets and Related Materials, plus such financial data, statistical data, marketing data, data of all kinds, production and other costs, salaries, and any other information dealing with business operations or proposed business activities which Employee knows or has reason to know are intended by ABIOMED to remain confidential.

OWNERSHIP, ASSIGNMENT, AND DISCLOSURE OF TRADE SECRETS,

RELATED MATERIALS, PROPRIETARY INFORMATION, AND PATENTS.

a.

Acknowledgment:  The EMPLOYEE recognizes that ABIOMED is or will be engaged in highly competitive business in which the protection of its and the Partnership's Trade Secrets, Related Materials, Proprietary Information, and Patents is essential to the success of ABIOMED.

b.

Prior Inventions:  As a matter of record, and in order to avoid disputes over the applications of the Paragraph 9, EMPLOYEE attaches to this Agreement as Schedule B, a complete list of all inventions made, conceived, or first reduced to practice alone or jointly with others, prior to his employment, that are not, and will not be, described in a publication or patent application in existence on the effective date of this Agreement, and that EMPLOYEE wants to exclude from the effect of this Agreement.  If employee has no such Inventions as of the effective date of this Agreement, EMPLOYEE should represent that it has no such Inventions where indicated on Schedule B.

c.

Ownership of Trade Secrets, Related Materials, and Proprietary Information:  EMPLOYEE acknowledges and agrees that ABIOMED and its successors and assigns are the sole, absolute, unqualified, and exclusive owner of all Trade Secrets, Related Materials, and Proprietary Information learned, supplied, developed, or conceived by EMPLOYEE during EMPLOYEE's employment with ABIOMED, even if learned or developed with, by, or from other sources.  The EMPLOYEE also agrees that he/she will not use for personal benefit during or after employment with ABIOMED any information relating to Trade Secrets, Related Materials, or Proprietary Information owned or controlled by ABIOMED or the Partnership and acquired during employment at ABIOMED.

d.

Assignment of Trade Secrets, Related Materials, Proprietary Information, and Patents:  In consideration of his/her employment by ABIOMED and the salary or wages to be paid or being paid to EMPLOYEE and regardless of any change in EMPLOYEE's salary or the nature of EMPLOYEE's employment, EMPLOYEE hereby assigned to ABIOMED (or to an Affiliate as agent for the Partnership, as ABIOMED, the Affiliate and the Partnership shall agree), his/her entire right, title, and interest in and to any and all Trade Secrets, Related Materials, and Proprietary Information (i) originated with, learned, acquired, or developed by EMPLOYEE solely or jointly with others, whether on company time or his/her own, during the period of employment with ABIOMED, or (ii) created or developed using ABIOMED's resources or materials, or (iii) suggested by any work which EMPLOYEE has done, is doing, or may do, for ABIOMED, so far and only so far as the same relate to or may be useful in the business of ABIOMED as now or at anytime carried on, including experimental or research work.

e.

Assistance in Prosecution of Patents, Etc.  ABIOMED or its assigns, at their expense, shall be entitled to procure letters patent, domestic or foreign, or copyrights, on any of the Trade Secrets, Related Materials, and Proprietary Information above assigned, in their own name.  EMPLOYEE shall execute all documents necessary to permit ABIOMED or its assigns to obtain such letters patent or copyrights, and will cooperate fully in regard to such person obtaining or attempting to obtain such letters, patents, or copyrights, EMPLOYEE further agrees to sign all papers, take all rightful oaths, and perform all acts necessary to make this Agreement effective as to any particular Trade Secret, Related Material, Proprietary Information, Application for Letters Patent, domestic or foreign, including any extension, division or reissues thereof, and will do all lawful acts to protect the patents, copyrights, and other rights and interests of ABIOMED, an Affiliate, or the Partnership, including the giving of testimony without expense to EMPLOYEE and without further compensation except as provided for in accordance with ABIOMED's "Patent Awards Policy", a copy of which is attached hereto as Schedule C and made a part of this Agreement by reference.

f.

Non-Disclosure of Trade Secrets, Related Materials, and Proprietary Information:  EMPLOYEE agrees that at no time, whether during EMPLOYEE's employment by ABIOMED or at any time thereafter, and regardless of the reason for the termination of EMPLOYEE, shall EMPLOYEE disclose any Trade Secret, Related Materials, or Proprietary Information owned or controlled by ABIOMED or the Partnership to any person, firm, government entity, corporation, association, or entity without the prior written consent of ABIOMED, the Affiliate or the Partnership, whichever is authorized to permit such disclosure, nor shall EMPLOYEE disclose any Trade Secrets, Related Materials, or Proprietary Information furnished to ABIOMED or Partnership under confidential or proprietary contracts or agreements with any other person, firm, government agency, or entity.

g.

Acknowledgment Upon Termination of Employment:  At the time of the EMPLOYEE's termination of employment with ABIOMED, regardless of the circumstances or cause of said termination, EMPLOYEE shall certify with their signature of this document, which confirms the substance of these provisions.

I certify that in accordance with the terms of said Agreement, I have disclosed to ABIOMED any and all inventions, formulas, methods, materials formulations, devices, ideas, concepts, developments, research results, discoveries, and improvements, patentable or unpatentable, originating with, acquired or developed by me solely or jointly with others, during the course of my employment with ABIOMED.

I certify that all Proprietary Information, Trade Secrets, and Related Materials that are the property of employers previous to my employment with ABIOMED, were not disclosed to ABIOMED or any of its Affiliates, nor were these used during my employment at ABIOMED.

I further certify that I have not in the past, and will not in the future, use for my own benefit or disclose to any person, firm, government agency, corporation, association, or entity any Trade Secret, Related Material, or Proprietary Information owned or controlled by ABIOMED without the prior written consent of ABIOMED.  Neither have I in the past nor will I in the future, disclose any Trade Secret, Related Material, or Proprietary Information furnished to ABIOMED under confidential or proprietary contracts or agreements with any other person, firm, government agency or entity, except to such extent as has been necessary and permitted in the original course of performance of my duties as an EMPLOYEE of ABIOMED.

Employee to sign upon termination only:	Witness:
Signature: ______________________________	Signature: ______________________________
Date:	Date:

APPENDIX C

NOTICE OF IMMUNITY

As required by law, ABIOMED hereby notifies you of the following provisions of the Defend Trade Secrets Act of 2016.

Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing—

(1)	Immunity.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—
(A)	is made –
(i)	in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and
(ii)	solely for the purpose of reporting or investigating a suspected violation of law; or
(B)	is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Use of Trade Secret Information in Anti-Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—

(A)	files any document containing the trade secret under seal; and
(B)	does not disclose the trade secret, except pursuant to court order.

APPENDIX D

ABIOMED, Inc.

PATENT AWARD POLICY

POLICY:

To recognize ABIOMED employees’ initiative, creativity, engineering and scientific achievement by granting awards for certain activities related to the preparation and filing of patent applications and upon issuance of a U.S. Letters Patent.

SCOPE:

All ABIOMED employees (except for members of ABIOMED’s executive management team), including employees of ABIOMED’s majority-owned subsidiaries, are eligible to receive awards for patent applications filed with the U.S. Patent and Trademark Office and for U.S. patents issued on inventions made and disclosed as a result of employment at ABIOMED.

PATENT REVIEW COMMITTEE:

The Patent Review Committee (PRC) shall meet periodically to consider the merits of all disclosures submitted, e.g., novelty, patentability, and commercial value.

INVENTION DISCLOSURE REQUIREMENTS AND SUBMISSION:

Engineering notes, ideas, and/or inventions shall be recorded and maintained in ABIOMED Laboratory Notebooks.  The notebooks are, and will remain, the property of ABIOMED.  Refer to the SOP for Laboratory Notebooks for guidance regarding proper documentation of inventions in Laboratory Notebooks.

All disclosures should be made on the approved ABIOMED Invention Disclosure Form.  The disclosure must be full, complete, novel, clear, and meet procedural requirements.  The inventor(s) should submit one (1) fully executed and witnessed original of the invention disclosure to the Legal Department for processing and further action.

The disclosure must contain contributions to science, engineering or products which are potentially or actually profitable to ABIOMED, or to the fulfillment of a contractual obligation. Special attention will be given to those inventions which have been actually reduced to practice.

The disclosure must meet any applicable contract requirements, statutes, and U.S. Patent and Trademark Office rules and statutory requirements.

INVENTORSHIP:

Inventorship is a legal determination based on the claimed invention and ultimately will be determined by patent counsel prior to the filing of an application.  Inaccurate inventorship can render a patent unenforceable.  Because ABIOMED, Inc. may make business decisions and expend resources on the presumed validity of its intellectual property portfolio, determination of proper inventorship is critical.  Any questions regarding inventorship should be directed to the Legal Department.

PATENT AWARDS:

To be eligible for a patent award, an inventor must be an employee of ABIOMED, Inc., or one of its majority-owned subsidiaries, at the time of the acceptance of the invention disclosure, filing of the patent application or issuance of the patent.  Members of ABIOMED’s executive management team are excluded.

UPON ACCEPTANCE BY THE PRC:

Upon a determination by the PRC to proceed with the filing of an U.S. patent application, an initial award will be made to each inventor. The award will be:

a.	In the case of one inventor - $100.00;

b.	In the case of two or more co-inventors - $200.00 to be divided equally by the number of inventors.

UPON FILING OF AN APPLICATION:

An award will be made to each inventor of an invention that is protected by an     application to the U.S. Patent and Trademark Office on behalf of ABIOMED, or by ABIOMED on behalf of the United States Government. The award will be:

a.	In the case of one inventor - $750.00;

b.	In the case of two or more co-inventors - $1,500.00 to be divided equally by the number of inventors.

UPON ISSUANCE OF A PATENT:

An additional award will be made to each inventor when a patent is granted to ABIOMED, or its assignee, or to the United States Government, or its assignee. The award will be:

a.	In the case of one inventor - $150.00;

b.	In the case of two or more co-inventors - $300.00 to be divided equally by the number of inventors.

OUTSIDE NEGOTIATIONS:

The right to negotiate with outsiders for the acquisition of rights in ideas and patents is reserved to the President, or his designee, and patent counsel.

                                    DATED: September 10, 2004, as amended as of October 8, 2013

APPENDIX E

ABIOMED, Inc.

List of all Inventions made, conceived, or first reduced to practice alone or jointly with others, prior to EMPLOYEE's employment with ABIOMED that are not, and will not be, described in a publication or patent application in existence on the effective date of this Agreement, and that EMPLOYEE wants to exclude from the effects of this Agreement.

Employee to sign if inventions are listed above:	Witness:
Signature: ______________________________	Signature: ______________________________
Date:	Date:

If no list is provided above, EMPLOYEE represents that no invention exists on the effective date of this Agreement and will sign and date below.

Employee to sign if no inventions listed:	Witness:
Signature: ______________________________	Signature: ______________________________
Date:	Date: